FOR IMMEDIATE RELEASE – 06.17.2021

Contact:Media:                                            Investor Relations:

Evee BurgardSean Doherty

VP MarketingExecutive VP Finance and Administration

(310) 995-0313(226) 338-0969

eburgard@passur.comsdoherty@passur.com

PASSUR AEROSPACE ANNOUNCES FOUR CONSECUTIVE QUARTERS OF INCOME FROM OPERATIONS, WITH INCOME FROM OPERATIONS OF $609,000 AND $1,126,000 FOR THE SIX MONTHS AND THE LAST TWELVE MONTHS ENDED APRIL 30, 2021

Stamford, CT, June 17, 2021 — PASSUR® Aerospace, Inc. (OTC: PSSR), a global leader in digital operational excellence, announced income from operations of $207,000 and $609,000, respectively, for the three and six months ended April 30, 2021, compared to losses of $1,638,000 and $1,980,000 respectively, in the same periods in the prior fiscal year (which losses were before the one-time impairment charge of $9,874,000 taken in the second quarter of the prior year).

PASSUR’s operating performance has improved despite lower revenues of $1,462,000 and $3,160,000, respectively, for the three and six months ended April 30,2021, compared with revenues of $3,179,000 and $7,404,000, respectively, for the same periods in the prior fiscal year.

The Company had a net loss of $51,000, or $0.01 per diluted share, and net income of $85,000, or $0.01 per diluted share, respectively, for the three and six months ended April 30, 2021, compared to net losses of $11,731,000, or $1.52 per diluted share, and $12,314,000, or $1.60 per diluted share, respectively, for the same periods in the prior fiscal year. The prior period losses were after the impairment charge of $9,874,000 noted above.

For the last twelve months, ended April 30, 2021, the Company’s revenues were $7,285,000, and income from operations was $1,126,000, after deducting $1,068,000 in depreciation, amortization, and stock-based compensation.  During this time period, the Company did not capitalize any software development or PASSUR Network costs.

In April 2021, PASSUR entered into a Payroll Support Program 3 Agreement (PSP3) with the U.S. Department of the Treasury, for an additional grant of $1,310,000, on conditions similar to those under the previously executed PSP2 Agreement.  During the last twelve months, the Company utilized $3,319,000 in PSP grants to offset eligible compensation costs.

“We are proud to announce that the Company achieved a 100% renewal rate for all contracts coming due in the quarter ended April 30, 2021, which is indicative of our collective actions to return the Company to profitability, in the midst of the greatest downturn in aviation history, due to the COVID-19 pandemic,” stated Brian Cook, PASSUR’s President and CEO.

Visit our website to view the full 10-Q.

About PASSUR® Aerospace, Inc.

PASSUR Aerospace, Inc. (OTC: PSSR) is the operations platform of choice for aviation experts, offering a unique combination of global data, decision support, and subject matter expertise solutions to improve operational efficiencies. Our platform and people help deliver actionable-data and user-friendly tools to corporate and operations leadership. Specifically, PASSUR products identify creative ways to minimize and eliminate bottleneck capacity constraints, react to irregular operations (IROPS), restart operations after an interruption in service, and enhance the efficiency of the daily schedule. Our collaborative framework uniquely enhances data sharing, communications, and decision-making within and between stakeholders in an operations ecosystem. PASSUR provides its solutions to the largest airlines and airports globally including in the United States, Canada, and Latin America.

Visit PASSUR Aerospace’s website at www.passur.com for updated products, solutions, and news.

Forward Looking Statements

This press release contains “:forward-looking statements: within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company’s future plans, objectives, and expected performance. Forward-looking statements are subject to risks, uncertainties and assumptions, and are identified by words such as “will”, “expects”, “estimates”, “projects”, “anticipates”, “believes”, “intends”, “plans”, “may”, “pending”, “continues”, “should”, “could” and other similar words. All statements other than statements of historical fact are considered to be forward-looking statements and such forward-looking statements, including statements of management’s expectations and beliefs, are based on preliminary information and assumptions and expectations of future events.  The Company cannot and does not guarantee that such information, assumptions, and expectations are accurate or will be realized. These forward-looking statements are not guarantees of future performance or results, and should be evaluated in light of important risk factors, assumptions, and uncertainties that could cause the Company’s results to differ in material respects, including, without limitation, those related to customer needs, budgetary constraints, competitive pressures, the success of airline trials,  the Company’s maintenance of above average quality of its product and services, as well as potential regulatory changes. Additional uncertainties include, without limitation, uncertainties relating to the ability of the Company to sell its existing product and professional service lines, plus new products and professional services, as well as the potential for terrorist attacks, changes in fuel costs, airline bankruptcies and consolidations, and economic conditions, including, without limitation, the severity and duration of the continuing COVID-19 pandemic and its adverse impact on the U.S. and world aviation and travel industries.  Further information regarding some of the factors that could affect the Company’s results and cause those results to vary materially from those currently anticipated is contained on Forms 10-K - including under the heading entitled “Risk Factors”, 10-Q, and other reports filed with the Securities and Exchange Commission. In addition, undue reliance should not be placed on the Company’s forward-looking statements.  Any forward-looking statement made by the Company in this press release speaks only as of the date on which we made it and reflect management’s analysis, judgments, belief, or expectation only as of such date. Except as required by law, the Company disclaims any obligation to update its risk factors or to publicly announce updates to the forward-looking statements contained in this press release to reflect new information, future events, or other developments.

PASSUR Aerospace, Inc. and Subsidiary

Consolidated Balance Sheets

	April 30, 2021	October 31, 2020
	(unaudited)
Assets
Current assets:
Cash	$ 3,429,052	$ 2,748,066
Accounts receivable, net	614,941	662,081
Prepaid expenses and other current assets	318,093	162,843
Total current assets	4,362,086	3,572,990

PASSUR Network, net	-	-
Capitalized software development costs, net	980,499	1,223,399
Property and equipment, net	142,289	257,561
Operating lease right-of-use assets	178,271	232,721
Other assets	42,395	53,031
Total assets	$ 5,705,540	$ 5,339,702

Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$ 1,206,176	$ 1,486,808
Accued liabilities - Stimulus funding	2,599,239	1,933,955
Accrued expenses and other current liabilities	603,771	721,058
Operating lease liabilities, current portion	120,538	168,923
Deferred revenue, current portion	1,189,321	1,173,573
Total current liabilities	5,719,045	5,484,317

Deferred revenue, long term portion	251,856	249,727
Note payable - related party	10,691,625	10,691,625
Operating lease liabilities, non-current	202,419	271,946
Other liabilities	-	-
Total liabilities	16,864,945	16,697,615

Commitments and contingencies

Stockholders' deficit:
Preferred shares - authorized 5,000,000 shares, par value $0.01 per share;
none issued or outstanding	-	-
Common shares - authorized 20,000,000 shares, respectively,
par value $0.01 per share; issued 8,496,526 at April 30,
2021 and October 31, 2020, respectively	84,964	84,964
Additional paid-in capital	18,561,849	18,448,202
Accumulated deficit	(27,872,540)	(27,957,401)
	(9,225,727)	(9,424,235)
Treasury stock, at cost, 784,435 shares at April 30, 2021 and
October 31, 2020, respectively	(1,933,678)	(1,933,678)
Total stockholders' deficit	(11,159,405)	(11,357,913)
Total liabilities and stockholders' deficit	$ 5,705,540	$ 5,339,702

PASSUR Aerospace, Inc. and Subsidiary

Consolidated Statements of Operations

(Unaudited)

	Three months ended		Six months ended
	April 30,		April 30,
	2021	2020	2021	2020

Revenues	$ 1,461,844	$ 3,178,742	$ 3,159,765	$ 7,404,058

Cost of expenses:
Cost of revenues	565,451	2,421,113	1,135,124	4,707,180
Research and development expenses	53,251	103,394	100,883	215,697
Selling, general, and administrative expenses	635,965	2,292,416	1,314,784	4,460,766
Impairment charges	-	9,874,281	-	9,874,281
	1,254,667	14,691,204	2,550,791	19,257,924

Income/(Loss) from operations	$ 207,177	$ (11,512,462)	$ 608,974	$(11,853,866)

Interest expense - related party	257,713	218,629	524,113	428,915
Income/(Loss) before income taxes	(50,536)	(11,731,091)	84,861	(12,282,781)

Provision for income taxes	-	-	-	31,560
Net Income/(Loss)	$ (50,536)	$ (11,731,091)	$ 84,861	$(12,314,341)

Net income/(loss) per common share - basic	$ (0.01)	$ (1.52)	$ 0.01	$ (1.60)
Net income/(loss) per common share - diluted	$ (0.01)	$ (1.52)	$ 0.01	$ (1.60)

Weighted average number of common shares outstanding - basic	7,712,091	7,712,091	7,712,091	7,709,014
Weighted average number of common shares outstanding - diluted	7,712,091	7,712,091	7,712,091	7,709,014